SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 17, 2003

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah Street, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant’s telephone number, including area code:
(503) 813-5000

_______________________________________________________________
(Former Name or Former Address, if changed since last report)

Item 5.   OTHER EVENTS

On December 17, 2003, the Utah Public Service Commission (UPSC) granted PacifiCorp $65 million of additional annual revenues following an all-parties settlement to the general rate case. In addition, the UPSC order provides a return on equity of 10.7%. The new rates are effective April 1, 2004. The order will lead to an average overall price increase in Utah of approximately 7%. For further information regarding this general rate case, please see ITEM 5. OTHER INFORMATION in PacifiCorp's Form 10-Q for the quarterly period ended September 30, 2003.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

99. ScottishPower plc Press Release dated December 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By:	/s/ Richard Peach

Richard Peach Chief Financial Officer

Date: December 18, 2003